UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2020
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Hibbett Sports, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-20969	20-8159608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2700 Milan Court
Birmingham, Alabama 35211
(Address of principal executive offices, zip code)
(205) 942-4292
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, Hibbett Sports, Inc. (the “Company”) announced that Robert J. Volke has been appointed to serve as the Company’s Senior Vice President of Accounting and Finance, effective as of April 13, 2020, and will succeed Scott R. Humphrey, the Company’s Interim Chief Financial Officer, as the Company’s new Chief Financial Officer immediately upon Mr. Humphrey’s resignation (as described below).

Mr. Volke, age 56, most recently served as Interim Chief Financial Officer of Fleet Farm LLC (“Fleet Farm”), a position he has held since March 2020, and as its Vice President, Accounting and Corporate Controller from August 2018 to February 2020. Prior to his service at Fleet Farm, Mr. Volke held various positions of increasing responsibility with Tractor Supply Company (Nasdaq: TSCO), including as its Vice President and Controller from March 2017 to August 2018, Vice President - Accounting and Reporting from February 2014 to February 2017, Director of General Accounting and Financial Reporting from February 2009 to January 2014, and Manager of General Accounting and Financial Reporting from May 2007 to February 2009. Mr. Volke earned his Bachelor Science in Accounting from Indiana University.

Pursuant to the term of his offer, Mr. Volke will be entitled to an annual base salary of $335,000, the opportunity to participate in the Company’s annual incentive bonus plan and the Company’s 2015 Equity Incentive Plan, and relocation assistance and temporary housing for Mr. Volke for a period of 90 days.

There are no family relationships between Mr. Volke and any director or other executive officer of the Company, nor are there any transactions between Mr. Volke or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

In connection with the above announcement, on March 30, 2020, the Company also announced that Mr. Humphrey will resign from his position as Interim Chief Financial Officer of the Company. Mr. Humphrey’s resignation will be effective on the day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (the “Separation Date”), and he shall cease to serve as the Company’s Interim Chief Financial Officer as of the Separation Date. After the Separation Date, Mr. Humphrey will remain with the Company for a period of time in order to facilitate the transition of his duties. This will allow the Company to have continued access to his knowledge, leadership and experience. Mr. Humphrey’s resignation did not involve any disagreement with the Company with regard to its operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On March 30, 2020, the Company issued a press release announcing the hiring of Mr. Volke, the planned resignation of Mr. Humphrey, and the planned appointment of Mr. Volke to succeed Mr. Humphrey as Chief Financial Officer immediately upon Mr. Humphrey’s resignation (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.        Description

99.1Press Release Dated March 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2020	HIBBETT SPORTS, INC.

	By:	/s/ David Benck
David Benck
Senior Vice President and General Counsel